Form 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report    September 8, 2000


                   INTERMOUNTAIN RESOURCES, INC.
     (Exact name of registrant as specified in its charter)

                            0-9558
                    (Commission File No.)

      Nevada                              84-0817164
(State or other jurisdiction of      (I.R.S. Employer
incorporation or organization)       Identification No.)

          P. O. Box 51600  Sparks, Nevada                 89435
    (address of principal executive offices)           (zip code)

Registrant's telephone number, including area code  (775) 359-2884

                         Not Applicable
Former name, former address, former fiscal year, if changed

Item 4.  Changes in Registrant's Certifying Accountant.

Effective September 8, 2000, the Registrant advised its former independent accountant (Kafoury, Armstrong & Co., 6140 Plumas Street, Reno, NV 89509) that said accounting firm would not be engaged to perform either quarterly reviews or annual audits for the Registrant commencing with the quarter ended July 31, 2000.

The accountants' report of Kafoury Armstrong & Co. on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except for an explanatory paragraph stating, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company's significant operating losses and minimal working capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The decision to change accountants was approved by the board of directors.

During the Registrant's two most recent fiscal years and during the subsequent interim period, there were no disagreements with Kafoury Armstrong & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

There have been no "reportable events" that occurred within the Registrant's two most recent fiscal years and any subsequent interim period which would be reportable under the requirements of Item
304.(a)(1)(v) or Regulation S-K.

Effective September 8, 2000, the Registrant engaged W. Dale McGhie, certified public accountant, 1539 Vassar Street, Reno, NV 89502 to act as the Registrant's independent accountant. The Registrant had had no contact with W. Dale McGhie prior to that date and had never consulted with him on any matter.

                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 18, 2000         INTERMOUNTAIN RESOURCES, INC.
                                   (a Nevada corporation)

                                    By /s/L. W. Watson
                                    L. W. Watson, President